UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2013

GLOBAL VISION HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54050	27-2553082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19200 Von Karman, 6th Floor, Irvine, CA	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 281-6438
Registrant’s Fax Number, Including Area Code: (949) 281-3801

(Former Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The information contained under Section 5.02(e) below is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On January 29, 2013, Global Vision Holdings, Inc. (the “Company”) terminated its agreement with investor relations firm CSIR Group, including all of the Company’s obligations thereunder, for a one-time payment of $6,000.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (d) On January 29, 2013, the Company’s Board of Directors appointed James Wong to serve as Chief Operating Officer and as an employee director of the Company, effective immediately. The Company welcomes the arrival of Mr. Wong, and believes that his wealth of operational and finance experience across a number of industries is a perfect fit for the diversified nature of the Company’s portfolio companies.

Mr. Wong is the founder and principal (a position currently held) of Armory Consulting Co., which provides restructuring and turnaround management services, which was incorporated in May 2006. He was previously with the corporate restructuring practices of the international public accounting firms of KPMG, LLP and Grant Thornton, LLP. Mr. Wong has extensive management and operational experience, having held the positions of chief financial officer, chief restructuring officer and board positions in companies across a variety of industries. Mr. Wong is a certified insolvency and restructuring advisor, and holds a Bachelor of Arts degree from UCLA and a Masters of Science in Management from Stanford University.

There are no family relationships between Mr. Wong and the other directors and executive officers of the Company. Mr. Wong does not have, nor has he had since the Company’s last fiscal year, any relationship with the Company that would require disclosure under Item 404(a) of Regulation S-K.

(e) On January 29, 2013, the Company entered into an employment agreement with Mr. Wong pursuant to which Mr. Wong will serve as the Company’s Chief Operating Officer. Under the employment agreement, Mr. Wong will receive cash compensation of up to $75,000 during the first year of his service, subject to the availability of free cash flow. In addition, Mr. Wong was awarded a series of stock options to purchase shares of the Company’s Class B common stock at different exercise prices. Each option is subject to forfeiture if employment is terminated prior to vesting, and has the other material terms summarized below:

Option Shares	Exercise Price	Vests as to 100% in one installment upon:
250,000	$ 0.25	Grant date
500,000	$ 0.50	12 months after grant date
500.000	$ 0.75	24 months after grant date
750,000	$ 1.00	24 months after grant date
1,000,000	$ 2.00	24 months after grant date
1,000,000	$ 3.00	24 months after grant date
1,000,000	$ 4.00	24 months after grant date

The foregoing description of the employment agreement with Mr. Wong is only a summary, and is qualified in its entirety to the actual agreement, which is attached hereto as Exhibits 99.1 and is incorporated herein by reference. A representative stock option agreement awarded to Mr. Wong is also attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Employment Agreement between Global Vision Holdings, Inc. and James Wong dated January 29, 2013.

99.2	Representative Stock Option Agreement between Global Vision Holdings, Inc. and James Wong dated January 29, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL VISION HOLDINGS, INC.

Date: February 4, 2013	By:	/s/ Glen W. Carnes
Name: Glen W. Carnes Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Employment Agreement between Global Vision Holdings, Inc. and James Wong dated January 29, 2013.

99.2	Representative Stock Option Agreement between Global Vision Holdings, Inc. and James Wong dated January 29, 2013.

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